UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 8, 2005
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1041 521 Corporate Center Drive
Fort Mill, South Carolina	29715
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED SEPTEMBER 8, 2005

Item 8.01. -Other Events.
On September 8, 2005, Wellman, Inc. announced that it will record a pretax charge of $8.0 million in the third quarter of 2005 arising from the settlement of the federal class action lawsuits of direct purchasers alleging that the Company engaged in price fixing and customer allocation relating to sales of polyester staple fiber. Once the court approves the settlement of the class action lawsuits, given the earlier settlements with more than 30 major polyester fiber purchasers, Wellman will have settled substantially all of the federal claims of the direct purchasers. The after-tax effect of the charge will be $5.2 million or $0.16 per share in the third quarter of 2005. When combined with the $24 million pre-tax charge recorded in the second quarter of 2005, the total after-tax effect is $20.8 million or $0.66 per share which represents the Company’s best estimate of its total costs including all agreed upon settlements as well as the future costs to defend or settle any remaining litigation including state claims by indirect purchasers. The foregoing information was contained in a press release published by Wellman, Inc. on September 8, 2005. That press release is attached hereto as exhibit 99.1 This Form 8-K and the attached exhibit are provided under Item 8.01 of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit
99.1 Press Release dated September 8, 2005

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
September 12, 2005	/s/ Mark J. Ruday
Mark J. Ruday
Vice President, Chief Accounting Officer and Controller

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated September 8, 2005.

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